EXHIBIT 10 (cc)

               Amendment, Effective as of January 1, 1997, to
               Severance and Settlement Agreement and Release,
                           dated December 20, 1995


     Amendment, effective as of the 1st day of January, 1997, to Severance and Settlement Agreement and Release, dated December 20, 1995, as clarified by letter agreement dated March 28, 1996 (collectively, the "Agreement") between Hasbro, Inc. (the "Company") and Dan D. Owen (the "Employee").

     WHEREAS, in light of certain organizational changes at the Company affecting the Employee, the Company and the Employee wish to amend the terms of the Employee's severance arrangements as set forth in the Agreement;

     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree to amend the Agreement as follows:

     1. The fourth sentence of paragraph 1 of the Agreement is hereby replaced in its entirety with the following two sentences:

     "In addition, all stock options exercisable on the date of (a) the involuntary termination by the Company without cause of the Employee's employment or (b) the constructive termination of the Employee's employment shall be exercisable for a period of six months from the date of such termination, notwithstanding anything to the contrary in the Employee's stock option agreements with the Company. Notwithstanding anything to the contrary in Employee's stock option agreements with the Company, all stock options (other than premium-priced stock options granted under the Company's long term incentive program) that would become vested within six months of (a) the involuntary termination by the Company without cause of the Employee's employment or (b) the constructive termination of the Employee's employment shall continue to vest as if Employee were employed for a period of six months after such termination (the "Post-Termination Vested Options"), such Post-Termination Vested Options to be exercisable by the Employee for three months after such vesting in accordance with the terms of this sentence."

     2. The seventh sentence of paragraph 1 of the Agreement is amended to read in its entirety as follows:

     "For purposes of this Agreement, a constructive termination of the Employee's employment shall occur if the Employee voluntarily terminates employment on or prior to June 30, 1998."


     3.  The following shall be added as a new paragraph 15 to the Agreement:

     15. "Termination". This Agreement and the obligations of the Company and the Employee under this Agreement (other than the obligations of the Employee under paragraph 4 of this Agreement, which shall survive the termination of this Agreement) shall terminate if an involuntary termination by the Company without cause of the Employee's employment or a constructive termination of the Employee's employment shall not have occurred by June 30, 1998."

     4. The Employee acknowledges that he has been given twenty-one (21) days to consider this Amendment and that the Company advised him to consult with an attorney of his own choosing prior to signing this Amendment. The Employee may revoke this Amendment for a period of seven (7) days after the execution of this Amendment, and the Amendment shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

     5. The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Amendment with an attorney. The Employee further states and represents that he has carefully read this Amendment; understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the dates written below.

     HASBRO, INC.

     By:  /s/ Harold P. Gordon               Date:  2-4-97
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         Vice Chairman

     By:  /s/ Dan D. Owen                    Date:  2-3-97
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         Employee